UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2019
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 2.02. Results of Operations and Financial Condition.
On November 7, 2019, the Company issued a press release announcing its financial results for the third quarter ended September 29, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated November 7, 2019

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: November 7, 2019	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

3

Exhibit 99.1

CEC ENTERTAINMENT, INC. REPORTS THIRD QUARTER YTD COMPARABLE VENUE SALES GROWTH
IRVING, Texas - November 7, 2019 - CEC Entertainment, Inc. (“CEC” or the “Company”), a nationally recognized leader in family entertainment and dining, today announced financial results for its third quarter ended September 29, 2019.
Nine-Month and Third Quarter Results (1)
For the nine months ended September 29, 2019, comparable venue sales increased 2.7% over the prior year period. Total revenues for the nine months ended September 29, 2019 increased from $693.2 million to $706.1 million. Comparable venue sales declined 0.9% in the third quarter of 2019 compared to the third quarter of 2018. For the third quarter of 2019, total revenues decreased $3.3 million, or 1.5%, to $217.6 million, compared to $220.9 million in the third quarter of 2018. The decrease in revenues for the third quarter was primarily attributable to the decline in comparable venue sales, and a net revenue deferral of $0.7 million related to Play Pass, compared to $1.7 million in breakage for the third quarter of 2018.
The Company reported a net loss of $15.3 million for the third quarter of 2019, compared to a net loss of $9.5 million for the third quarter of 2018. The net loss for the current quarter was impacted by the decrease in Company-operated venue sales and an $8.2 million impairment charge related to some of our less profitable locations compared to a $5.3 million impairment charge in the prior year. Additionally, the net loss was impacted by a $2.9 million loss on debt extinguishment in connection with the refinancing of our senior secured debt facilities, and an increase in interest expense driven by a higher average interest rate on our variable rate debt. These negative impacts were partially offset by lower venue level operating costs and expenses.
“Revenue was up for the first nine months of 2019, driven by an increase in comparable venue sales,” said Tom Leverton, Chief Executive Officer. “While we had five consecutive quarters of comparable venue sales growth coming into this quarter, we fell short of our goal for the third quarter, but recent trends have returned solidly positive. I am encouraged to see that our comparable venue sales growth for October is approximately 2.5%.”
Adjusted EBITDA (1) for the nine-month period ended September 29, 2019 increased $9.1 million, or 6.3%, to $153.4 million from $144.3 million for the nine-month period ended September 30, 2018. For the third quarter of 2019, Adjusted EBITDA increased $0.4 million, or 0.9%, to $38.9 million from $38.5 million for the third quarter of 2018.
Balance Sheet and Liquidity
As of September 29, 2019, the Company had cash and cash equivalents of $105.1 million with net availability of $105.5 million on the undrawn revolving credit facility. There is $1.0 billion of principal outstanding on the Company’s long-term debt.
On August 30, 2019, the Company entered into a new credit agreement that provides senior secured financing consisting of (i) a $114 million revolving credit facility with a maturity date of August 30, 2024 (the “revolver maturity date”), and (ii) a $760 million term loan facility with a maturity date of August 30, 2026 (the “term loan maturity date”). The net proceeds from the term loans, plus cash on hand, were used to repay loans outstanding under the Company’s existing secured credit facilities and to pay related fees and expenses. The new credit agreement includes a springing maturity clause whereby in the event that more than $50 million of the Company’s 8% senior notes due February 15, 2022 remain outstanding on the date that is 91 days prior to the stated maturity date of the notes, the revolver and term loan maturity dates will spring to such earlier date.
During the third quarter of 2019, the Company made $26.2 million of capital expenditures, of which $12.0 million related to growth initiatives, $1.7 million related to IT initiatives, and $12.5 million related to maintenance capital expenditures, primarily consisting of game enhancements and general venue capital expenditures.
________________

(1)	For our definition of Adjusted EBITDA, see the financial table “Reconciliation of Non-GAAP Financial Measures” included within this press release.

As of September 29, 2019, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese	Peter Piper Pizza	Total
Company operated	514	39	553
Domestic franchised	25	61	86
International franchised	71	28	99
Total	610	128	738
Conference Call Information
Tom Leverton, Chief Executive Officer, and Jim Howell, Chief Financial Officer, will host a conference call beginning this morning at 8:00 a.m. Central Time. The call can be accessed by dialing (929) 477-0324 and conference code 3648507.
A replay of the call will be available from 11:00 a.m. Central Time on November 7, 2019 through 10:59 p.m. Central Time on November 21, 2019 and can be accessed by dialing (412) 317-6671 and conference code 3648507. Investors and interested parties may also listen to a live and archived webcast of the conference call by visiting www.chuckecheese.com under the link “Investor Relations.”
About CEC Entertainment, Inc.
CEC Entertainment, Inc. is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza restaurants. As the place where a million happy birthdays are celebrated every year, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid®. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and “pizza made fresh, families made happy” culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of September 29, 2019, the Company and its franchisees operated a system of 610 Chuck E. Cheese and 128 Peter Piper Pizza venues, with locations in 47 states and 15 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                        Media Inquiries:
Jim Howell                            Current Marketing for Chuck E. Cheese
Chief Financial Officer                        Sara Spencer
CEC Entertainment, Inc.                        (312) 935-1223
(972) 258-4525                            Current@cecentertainment.com
jhowell@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the Securities and Exchange Commission on March 12, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

▪	our strategy, outlook and growth prospects;

▪	our operational and financial targets and dividend policy;

▪	our planned expansion of the venue base and the implementation of the new design in our existing venues;

▪	general economic trends and trends in the industry and markets; and

▪	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

▪	negative publicity and changes in consumer preferences;

▪	our ability to successfully expand and update our current venue base;

▪	our ability to successfully implement our marketing strategy;

▪	our ability to compete effectively in an environment of intense competition;

▪	our ability to weather economic uncertainty and changes in consumer discretionary spending;

▪	increases in food, labor and other operating costs;

▪	the impact of labor scheduling legislation;

▪	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

▪	risks related to our substantial indebtedness;

▪	failure of our information technology systems to support our current and growing businesses;

▪	disruptions to our commodity distribution system;

▪	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

▪	risks from product liability claims and product recalls;

▪	the impact of governmental laws and regulations and the outcomes of legal proceedings;

▪	potential liability under certain state property laws;

▪	fluctuations in our financial results due to new venue openings;

▪	local conditions, natural disasters, terrorist attacks and other events and public health issues;

▪	the seasonality of our business;

▪	inadequate insurance coverage;

▪	labor shortages and immigration reform;

▪	loss of certain personnel;

▪	our ability to protect our trademarks or other proprietary rights;

▪	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

▪	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

▪	our ability to successfully integrate the operations of companies we acquire;

▪	our failure to maintain adequate internal controls over our financial and management systems; and

▪	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 12, 2019.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except percentages)

	Three Months Ended				Nine Months Ended
	September 29, 2019		September 30, 2018		September 29, 2019		September 30, 2018

REVENUES:
Food and beverage sales	$92,645	42.6%	$94,023	42.6%	$302,111	42.8%	$308,658	44.5%
Entertainment and merchandise sales	119,688	55.0%	121,611	55.0%	386,778	54.8%	368,633	53.2%
Total company venue sales	212,333	97.6%	215,634	97.6%	688,889	97.6%	677,291	97.7%
Franchise fees and royalties	5,261	2.4%	5,311	2.4%	17,194	2.4%	15,917	2.3%
Total revenues	217,594	100.0%	220,945	100.0%	706,083	100.0%	693,208	100.0%
OPERATING COSTS AND EXPENSES:
Company venue operating costs and expenses (excluding Depreciation and amortization):
Cost of food and beverage (1)	21,302	23.0%	22,520	24.0%	69,239	22.9%	72,774	23.6%
Cost of entertainment and merchandise (2)	10,113	8.4%	9,874	8.1%	31,311	8.1%	27,676	7.5%
Total cost of food, beverage, entertainment and merchandise (3)	31,415	14.8%	32,394	15.0%	100,550	14.6%	100,450	14.8%
Labor expenses (3)	63,213	29.8%	65,028	30.2%	199,693	29.0%	194,994	28.8%
Lease costs (3)	27,559	13.0%	23,851	11.1%	82,102	11.9%	72,615	10.7%
Other venue operating expenses (3)	34,586	16.3%	38,232	17.7%	102,536	14.9%	113,363	16.7%
Total company venue operating costs and expenses (3)	156,773	73.8%	159,505	74.0%	484,881	70.4%	481,422	71.1%
Other costs and expenses:
Advertising expense	10,803	5.0%	11,058	5.0%	34,033	4.8%	38,010	5.5%
General and administrative expenses	13,051	6.0%	13,193	6.0%	42,944	6.1%	39,519	5.7%
Depreciation and amortization	24,622	11.3%	24,739	11.2%	73,074	10.3%	76,804	11.1%
Transaction, severance and related litigation costs	371	0.2%	(263)	(0.1)%	402	0.1%	463	0.1%
Asset impairments	8,202	3.8%	5,344	2.4%	9,487	1.3%	6,935	1.0%
Total operating costs and expenses	213,822	98.3%	213,576	96.7%	644,821	91.3%	643,153	92.8%
Operating income	3,772	1.7%	7,369	3.3%	61,262	8.7%	50,055	7.2%
Interest expense	22,029	10.1%	19,069	8.6%	61,816	8.8%	56,740	8.2%
Loss on extinguishment of debt	2,910	1.3%	—	—%	2,910	0.4%	—	—%
Loss before income taxes	(21,167)	(9.7)%	(11,700)	(5.3)%	(3,464)	(0.5)%	(6,685)	(1.0)%
Income tax benefit	(5,833)	(2.7)%	(2,213)	(1.0)%	(642)	(0.1)%	(454)	(0.1)%
Net loss	$(15,334)	(7.0)%	$(9,487)	(4.3)%	$(2,822)	(0.4)%	$(6,231)	(0.9)%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total company venue sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total company venue sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share information)

	September 29, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$105,059	$63,170
Restricted cash	212	151
Other current assets	62,429	83,411
Total current assets	167,700	146,732
Property and equipment, net	525,107	539,185
Operating lease right-of-use assets, net (1)	536,057	—
Goodwill	484,438	484,438
Intangible assets, net	469,218	477,085
Other noncurrent assets	16,794	18,725
Total assets	$2,199,314	$1,666,165
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt, current portion	$7,600	$7,600
Operating lease obligations, current portion (1)	49,203	—
Other current liabilities	122,497	98,982
Total current liabilities	179,300	106,582
Operating lease obligations, less current portion (1)	522,380	—
Bank indebtedness and other long-term debt, net of deferred financing costs, less current portion	958,986	961,514
Deferred tax liability	102,721	107,058
Other noncurrent liabilities	196,030	248,440
Total liabilities	1,959,417	1,423,594
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of September 29, 2019 and December 30, 2018	—	—
Capital in excess of par value	359,930	359,570
Accumulated deficit	(118,482)	(115,660)
Accumulated other comprehensive loss	(1,551)	(1,339)
Total stockholder’s equity	239,897	242,571
Total liabilities and stockholder’s equity	$2,199,314	$1,666,165
________________
(1) Effective December 31, 2018. the Company adopted ASC 842 using the modified retrospective approach. Under the modified retrospective approach, the comparative information has not been restated and continues to be reported under the accounting standards in effect for that period.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 29, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,822)	$(6,231)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	2,910	—
Depreciation and amortization	73,074	76,804
Asset impairments	9,487	6,935
Deferred income taxes	(4,261)	(3,314)
Stock-based compensation expense	1,985	169
Amortization of lease related liabilities	—	(749)
Amortization of original issue discount and deferred debt financing costs	3,544	3,284
Debt refinancing costs	694	—
Loss on asset disposals, net	2,903	2,551
Non-cash lease costs	2,438	4,109
Change in operating lease liabilities	(1,219)	—
Other adjustments	(170)	531
Changes in operating assets and liabilities:
Operating assets	2,518	(1,547)
Operating liabilities	24,563	(67)
Net cash provided by operating activities	115,644	82,475
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(60,388)	(55,202)
Development of internal use software	(787)	(1,992)
Proceeds from sale of property and equipment	160	464
Net cash used in investing activities	(61,015)	(56,730)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from senior notes	479,449	—
Repayments on senior term loan	(473,749)	(5,700)
Payment of debt financing costs	(15,375)	(395)
Other financing activities	(2,999)	(2,561)
Net cash used in financing activities	(12,674)	(8,656)
Effect of foreign exchange rate changes on cash	(5)	51
Change in cash, cash equivalents and restricted cash	41,950	17,140
Cash, cash equivalents and restricted cash at beginning of period	63,321	67,312
Cash, cash equivalents and restricted cash at end of period	$105,271	$84,452

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of revenues (“Adjusted EBITDA Margin”) are not recognized terms under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of these measures is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for excluding (i) the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year, and (ii) the projected annualized run-rate expected to be achieved from major remodels under development. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. These measures should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have important limitations as analytical tools, and users should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA and Adjusted EBITDA Margin only supplementally.
The following table sets forth a reconciliation of our net loss to Adjusted EBITDA and Adjusted EBITDA Margin for the periods shown:

	Three Months Ended			Nine Months Ended
	September 29, 2019	September 30, 2018		September 29, 2019	September 30, 2018

Total revenues	$217,594	$220,945	$220,945	$706,083	$693,208
Net loss as reported	$(15,334)	$(9,487)		$(2,822)	$(6,231)
Interest expense	22,029	19,069		61,816	56,740
Income tax benefit	(5,833)	(2,213)		(642)	(454)
Depreciation and amortization	24,622	24,739		73,074	76,804
EBITDA	25,484	32,108		131,426	126,859
Asset impairments	8,202	5,344		9,487	6,935
Loss on asset disposals, net	920	513		2,903	2,551
Unrealized (gain) loss on foreign exchange	168	(412)		(469)	283
Non-cash stock-based compensation	(111)	(58)		2,000	169
Lease costs book to cash	783	945		2,481	5,133
Franchise revenue, net cash received	464	(30)		1,634	712
Impact of purchase accounting	31	—		31	—
Venue pre-opening costs	170	81		386	105
One-time and unusual items	2,781	44		3,566	1,511
Adjusted EBITDA	$38,892	$38,535		$153,445	$144,258
Adjusted EBITDA Margin	17.9%	17.4%		21.7%	20.8%